UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2002

Best Buy Co., Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation)

1-9595

41-0907483

(Commission File Number)

(IRS Employer Identification No.)

7075 Flying Cloud Drive

Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 947-2000

N/A

(Former name or former address, if changed since last report.)

ITEM 5.           OTHER EVENTS.

On April 15, 2002, Best Buy Co., Inc. announced a three-for-two stock split payable in the form of a 50-percent stock dividend. Shareholders of record as of Friday, April 26, 2002 will receive one additional share for every two shares held, to be issued on Friday, May 10, 2002. Fractional shares will be redeemed for cash.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

(c)                            Exhibits

The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit

99	Press release issued by registrant on April 15, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: April 22, 2002	By:	/s/ Darren R. Jackson
	Name:	Darren R. Jackson
	Title:	Senior Vice President — Finance and Chief Financial Officer